Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-172453 and No. 333-172452) on Form S-8 of Manhattan Bancorp of our report dated April 16, 2012, relating to our audit of the consolidated financial statements of CGB Holdings, Inc., included in this Current Report on Form 8-K/A (Amendment No. 2).

/s/ McGladrey LLP

Los Angeles, CA

November 9, 2012